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                                                                EXHIBIT 99.1


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                                  NEWS RELEASE

divine

www.divine.com                                NASDAQ:DVIN


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divine CONTACTS
INDIVIDUAL INVESTORS:            MEDIA INQUIRIES:               INTERNATIONAL MEDIA:
Brenda Lee Johnson               Susan Burke/Anne Schmitt       Chris Blaik
Direct: 773.394.6873             Direct: 773.394.6746 / 6827    Direct: +44 0 20 7070 9520
Brenda.Johnson@divine.com        susan.burke@divine.com         Chris.blaik@divine.com
                                 anne.schmitt@divine.com
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                      divine ENTERS INTO AMENDED AGREEMENT
                          WITH OAK INVESTMENT PARTNERS

CHICAGO - JULY 25, 2002 - divine, inc., (NASDAQ: DVIN), a leading provider of solutions for the extended enterprise, today announced that it has entered into a second amended and restated investment agreement with Oak Investment Partners. The second amended agreement does not change the economic terms of divine's investment agreement with Oak, previously announced on July 17, 2002.

The company will circulate a new proxy statement, set a new record date and schedule a new date for a new stockholders' meeting to consider the amended financing terms for the Oak-led investment. The original meeting of divine's stockholders postponed to August 5, 2002 will not be held.

ABOUT divine, inc.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.



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-C- 2002 divine, inc. divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


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The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; divine's ability to develop enterprise Web software and services; the uncertainty of customer demand for enterprise Web software and services; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to retain key personnel; divine's ability to predict revenues from project-based engagements; divine's ability to keep pace with technological developments and industry requirements; divine's ability to efficiently manage its growing operations; changes in the market for Internet services and the economy in general, including as a result of any additional terrorist attacks or responses to terrorist attacks; increasing competition from other providers of software solutions and professional services; the extent to which customers want to purchase software applications under hosted subscription based models; divine's ability to address the risks associated with international operations; divine's ability to become cash flow positive before it depletes its cash reserves or become insolvent; divine's ability to maintain its Nasdaq listing; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Special Note on Forward-Looking Statements" in divine's most recent Forms 10-K and 10-Q filed with the SEC. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.